 As filed with the Securities and Exchange Commission on October 28, 1997
                                                                   -----

                                    REGISTRATION STATEMENT NO.
                                                               ----------------

================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                     -------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     -------------------------------------

                       MEADOWBROOK INSURANCE GROUP, INC.
                   (Exact name of registrant as specified in its charter)

                        Michigan                                              38-2626206
            (State or other jurisdiction of                      (IRS Employer Identification Number)
             incorporation or organization)

             26600 Telegraph Rd., Suite 300
                  Southfield, Michigan                                          48034
        (Address of Principal Executive Offices)                              (Zip Code)

          MEADOWBROOK INSURANCE GROUP, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

                           MICHAEL G. COSTELLO, ESQ.
                       Vice President and General Counsel
                       Meadowbrook Insurance Group, Inc.
                         26600 Telegraph Rd., Suite 300
                           Southfield, Michigan 48034
                    (Name and address of agent for service)

                                 (248) 358-1100
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            BARBARA A. BLUFORD, ESQ.
                         Bodman, Longley & Dahling LLP
                       100 Renaissance Center, 34th Floor
                            Detroit, Michigan 48243
                                 (313) 259-7777

                     -------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed           Proposed
                                                              maximum            maximum
          Title of securities             Amount to be    offering price        aggregate        Amount of
            to be registered               registered     per share (1)      offering price     registration
                                                                                                    fee
 Common Stock, par value $.01              500,000          $24.50             $12,250,000         $3,713

 Interests in Meadowbrook Insurance
 Group 401(k) Profit Sharing Plan (2)

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee is required with respect to said plan interests.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Meadowbrook Insurance Group, Inc.'s (the "Company's") and the Meadowbrook Insurance Group, Inc. 401(k) Profit Sharing Plan (the "Plan's") latest annual reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act or, in the case of the Company, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company documents referred to in (a) above.

         (c) The description of the Company's common stock, $.01 par value ("Common Stock") contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock being registered will be passed upon by Bodman, Longley & Dahling LLP, Detroit, Michigan. As of September 24, 1997, 2,200 shares of the Company's Common Stock were beneficially owned by attorneys in the firm of Bodman, Longley & Dahling LLP.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act provides that, under certain circumstances, directors, officers, employees and agents of a Michigan corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Michigan law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director. The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its subsidiaries in those instances where the Company and/or its subsidiaries indemnified its directors and officers.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

5.1      Opinion of Bodman, Longley & Dahling LLP

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney, as set forth on the signature page hereof.

         The Company will submit the Plan to the Internal Revenue Service ("IRS") for a determination that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and hereby undertakes that it will submit any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

    Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 28th day of October, 1997.


                                MEADOWBROOK INSURANCE GROUP, INC.


                                By:      /s/ Robert S. Cubbin
                                    --------------------------------------------
                                Its:     Executive Vice President, Secretary and
                                         Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                              TITLE                                DATE
              ---------                              -----                                ----
                      *               Chairman, Chief Executive Officer            October 28, 1997
 ----------------------------------   and Director (Principal Executive
              Merton J. Segal         Officer)

                      *               Vice Chairman and Director                   October 28, 1997
 ----------------------------------
              Warren D. Gardner

                      *               Executive Vice President, Chief              October 28, 1997
 ----------------------------------   Marketing Officer and Director
              James R. Parry

      /s/ Robert S. Cubbin            Executive Vice President,                    October 28, 1997
 ---------------------------------    Secretary and Director
            Robert S. Cubbin

                      *               Executive Vice President,                    October 28, 1997
 ----------------------------------   Treasurer (Principal Financial
              Joseph C. Henry         and Accounting Officer) and
                                      Director

                      *               Director                                     October 28, 1997
 ----------------------------------
              David J. Campbell

                      *

                      *               Director                                     October 28, 1997
 ----------------------------------
              Hugh W. Greenberg

                      *               Director                                     October 28, 1997
 ----------------------------------
              E. J. Leverett, Jr.

                      *               Director                                     October 28, 1997
 ----------------------------------
              Irvin F. Swider

                      *               Director                                     October 28, 1997
 ----------------------------------
              Bruce E. Thal

                      *               Director                                     October 28, 1997
 ----------------------------------
              Herbert Tyner


*By his signature below, Robert S. Cubbin, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Registration Statement on Form S-8 on October 28, 1997 on behalf of the above-listed persons designated by asterisks, in the capacities set forth opposite their respective names.



                                          /s/ Robert S. Cubbin
                                          -----------------------------------
                                              Robert S. Cubbin
                                              Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, as Plan Administrator of the Meadowbrook Insurance Group, Inc. 401(k) Profit Sharing Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 28th day of October, 1997.

                                      MEADOWBROOK INSURANCE GROUP, INC.
                                      401(K) PROFIT SHARING PLAN

                                      By:      MEADOWBROOK INSURANCE GROUP,
                                               INC., as Plan Administrator


                                     By:       /s/ Robert S. Cubbin
                                        ---------------------------------------
                                     Its:     Executive Vice President,
                                              Secretary and Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Meadowbrook Insurance Group, Inc., a Michigan corporation, do hereby constitute and appoint Joseph C. Henry and Robert S. Cubbin, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.


              SIGNATURE                              TITLE                                DATE
              ---------                              -----                                ----
      /s/ Merton J. Segal             Chairman, Chief Executive Officer            October 3, 1997
  --------------------------------    and Director (Principal Executive
           Merton J. Segal            Officer)

          /s/ Warren D. Gardner       Vice Chairman and Director                   October 3, 1997
  ----------------------------------
             Warren D. Gardner

         /s/ James R. Parry           Executive Vice President, Chief              October 3, 1997
  ----------------------------------  Marketing Officer and Director
             James R. Parry

        /s/ Robert S. Cubbin          Executive Vice President,                    October 3, 1997
  ----------------------------------  Secretary and Director
            Robert S. Cubbin

         /s/ Joseph C. Henry          Executive Vice President,                    October 3, 1997
  ----------------------------------  Treasurer (Principal Financial
             Joseph C. Henry          and Accounting Officer) and
                                      Director

       /s/ David J. Campbell          Director                                     October 3, 1997
  ----------------------------------
           David J. Campbell

     /s/ Hugh W. Greenberg            Director                                    October 3, 1997
  ---------------------------------
         Hugh W. Greenberg

     /s/  E. J. Leverett, Jr.        Director                                     October 3, 1997
  ----------------------------------
          E. J. Leverett, Jr.

      /s/ Irvin F. Swider            Director                                     October 3, 1997
  ----------------------------------
          Irvin F. Swider

      /s/ Bruce E. Thal              Director                                     October 3, 1997
  ----------------------------------
          Bruce E. Thal

      /s/ Herbert Tyner              Director                                     October 3, 1997
  ----------------------------------
          Herbert Tyner

                                 EXHIBIT INDEX

NO.      EXHIBIT

 5.1      Opinion of Bodman, Longley & Dahling LLP

23.1      Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Bodman, Longley & Dahling LLP (included in the Opinion filed as Exhibit 5.1 hereto).

24.1      Power of Attorney, as set forth on the signature page hereof.